Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-234083 on Form S-8 of our report dated March 13, 2020, relating to the financial statements of Nesco Holdings, Inc. in this Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ Deloitte & Touche LLP
Indianapolis, Indiana
March 13, 2020